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                                                                   EXHIBIT 10.64



                    SECOND AMENDMENT TO INVESTMENT AGREEMENT


     THIS SECOND AMENDMENT TO INVESTMENT AGREEMENT is made and entered into as of the 28th day of January, 1999 by and between WebMD, Inc., a Georgia corporation formerly known as Endeavor Technologies, Inc. (the "Company"), and HBO & Company of Georgia, a Delaware corporation ("HBOC").

                             W I T N E S S E T H:

          WHEREAS, the Company and HBOC are parties to that certain Investment Agreement dated as of August 24, 1998 (the "Series A Investment Agreement"), as amended on October 23, 1998, pursuant to which HBOC purchased 667,000 shares of Series A Preferred Stock (the "Series A Preferred") of the Company;

          WHEREAS, HBOC received certain registration rights with respect to the shares of the Company's Common Stock issuable upon conversion of the shares of Series A Preferred;

          WHEREAS, the Company and HBOC have entered into an Investment Agreement dated as of January 28, 1999 (the "Series B Investment Agreement"), pursuant to which HBOC purchased 650,000 shares of the Series B Preferred Stock (the "Series B Preferred) of the Company;

          WHEREAS, the Company and HBOC desire to provide for the granting of registration rights to HBOC as set forth in the Series A Investment Agreement with respect to the shares of the Company's Common Stock issuable upon conversion of the shares of Series B Preferred and certain other changes;

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

          1. Clause (z) of Section 9.2 of the Series A Investment Agreement is hereby amended by substituting for the words "Preferred Stock" therein the words "all series of the Company's preferred stock."

          2. Section 11.1 of the Series A Investment Agreement entitled "Registration Rights" is hereby amended by adding at the end thereof the words "and (d) the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock of the Company held by the Purchaser."

          3. Except as amended hereby, the terms of the Series A Investment Agreement shall remain in full force and effect without change.

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          IN WITNESS WHEREOF, the parties have executed this Second Amendment to
Investment Agreement as of the day and year first written above.

                              WEBMD, INC.

                              By:  /s/ Jeffrey T. Arnold
                                  --------------------------------------------
                                     Jeffrey T. Arnold
                                     Chairman and Chief Executive Officer


                              HBO & COMPANY OF GEORGIA

                              By:  /s/ Russell G. Overton
                                  --------------------------------------------

                                  Name:   Russell G. Overton
                                          ------------------------------------

                                  Title:  Senior Vice President
                                          ------------------------------------

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